EXHIBIT 10(a)

                  WRITTEN CONSENT OF BRIAN A. GIANTONIO, ESQ.
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To Whom It May Concern:

    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (File No. 333-31320) filed by Phoenix Life Insurance Company for the Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Very truly yours,

/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President, Tax and ERISA Counsel
Phoenix Life Insurance Company

Dated May 30, 2003